THIRD AMENDMENT TO THE
FUND SUB-ADMINISTRATION SERVICING AGREEMENT

THIS THIRD AMENDMENT, effective as of the last date in the signature block below (the “Effective Date”), to the Fund Sub-Administration Servicing Agreement, dated as of April 6, 2023, as amended (the “Agreement”), is entered into by and between ARISTOTLE INVESTMENT SERVICES, LLC, a Delaware limited liability company (the “Administrator”) and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“USBGFS’).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend Exhibit A of the Agreement to:

•add the following fund under the Agreement:
oAristotle Pacific EXclusive Fund Series C

WHEREAS, Section 16(E) of the Agreement allows for its amendment by a written instrument executed by both parties.

    NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Agreement is hereby superseded and replaced with the Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by a duly authorized officer on one or more counterparts as of the Effective Date.

ARISTOTLE INVESTMENT SERVICES, LLC		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Kim St. Hilaire	By:	/s/ Gregory Farley
Name:	Kim St. Hilaire	Name:	Gregory Farley
Title:	Chief Operating Officer	Title:	Senior Vice President
Date:	Dec 31, 2025	Date:	1/2/2026

EXHIBIT A
to the
Fund Sub-Administration Servicing Agreement
Separate Series of Aristotle Funds Series Trust

Name of Series
Aristotle Ultra Short Income Fund
Aristotle Short Duration Income Fund
Aristotle Core Income Fund
Aristotle Core Bond Fund
Aristotle Strategic Income Fund
Aristotle Floating Rate Income Fund
Aristotle High Yield Bond Fund
Aristotle Small/Mid Cap Equity Fund
Aristotle Small Cap Equity Fund
Aristotle Growth Equity Fund
Aristotle Core Equity Fund
Aristotle International Equity Fund
Aristotle Portfolio Optimization Conservative Fund
Aristotle Portfolio Optimization Moderate Conservative Fund
Aristotle Portfolio Optimization Moderate Fund
Aristotle Portfolio Optimization Growth Fund
Aristotle Portfolio Optimization Aggressive Growth Fund
Aristotle Value Equity Fund
Aristotle/Saul Global Equity Fund
Aristotle Pacific EXclusive Fund Series H
Aristotle Pacific EXclusive Fund Series I
Aristotle Pacific EXclusive Fund Series C

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